Exhibit 10.1

East West Ave Acquisition Corp.

5725 S Valley View Blvd, Ste 5 #378094

Las Vegas, NV 89118

[    ], 2026

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among East West Ave Acquisition Corp., a Nevada corporation (the “Company”), Prime Number Capital, LLC (“Prime Number”), as the representative (the “Representative”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 11,500,000 of the Company’s units (including up to 1,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one right to receive one-eighth (1/8) of a share of Common Stock (each, a “Right”). The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Units have been approved to be listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, East West Ave LLC (“Sponsor A”), NFR Capital Limited (“Sponsor B”, together with Sponsor A, the “Sponsors”) and each of the undersigned individuals (together with the Sponsors, the “Insiders” and each an “Insider”), each of whom is a member of the Company’s board of directors and/or management team or a personnel of the Company or a designee of them, hereby agrees with the Company as follows:

1.Each of the Insiders agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial Business Combination, an amendment to the amended and restated certificate of incorporation of the Company that would affect the substance or timing of the Company’s redemption obligation to redeem all Public Shares (defined below) if the Company cannot complete an initial Business Combination within Completion Period (defined below), unless the Company provides public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment, (C) not to redeem any shares of Common Stock held by it, him or her into the right to receive cash from the Trust Account in connection with a stockholder vote to approve our proposed initial Business Combination or sell any shares to the Company in any tender offer in connection with the proposed initial Business Combination, and (D) that the Founder Shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. For purposes of this agreement, “Completion Period” refers to the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described herein. Pursuant to the amended and restated certificate of incorporation of the Company, the Completion Period ends 18 months from the closing of the Public Offering, or such later date as approved by the affirmative vote of the holders of a majority of the shares of our Common Stock that are voted at a stockholder meeting held to amend our organizational documents to extend such date.

2. Each of the Insiders agrees that in the event that the Company fails to consummate a Business Combination within the Completion Period, the Sponsors and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of shares of Common Stock sold as part of the Units in the Public Offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Nevada law to provide for claims of creditors and other requirements of applicable law.

3. Each of the Insiders acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. Each of the Insiders hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Insiders shall be entitled to redemption and liquidation rights with respect to any Public Shares it or they hold if the Company fails to consummate a Business Combination within the Completion Period.

4. In the event of the liquidation of the Trust Account, the Sponsors (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsors) agree to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Public Shares or (ii) such lesser amount per share of the Public Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsors shall not be responsible to the extent of any liability for such third party claims. The Sponsors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsors, the Sponsors notify the Company in writing that they shall undertake such defense.

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5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsors agree to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 375,000 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Sponsors and the Insiders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of the Common Stock after the Public Offering (assuming that the Insiders do not purchase any Public Shares or Units in the Public Offering).

6. Each of the Insiders hereby agree and acknowledge that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Subject to the exceptions set forth herein, each of the Insiders agrees that it, he or she shall not Transfer 50% of its Founder Shares until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination, or (B) the date on which the closing price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Company’s initial Business Combination; and shall not Transfer the remaining 50% of the Founder Shares until the six months after the completion of the Company’s initial Business Combination (the “Founder Shares Lock-up Period”).

(b) Subject to the exceptions set forth herein, each of the Insiders agree not to Transfer, directly or indirectly, any Private Units (including the underlying Private Shares and Private Rights) or Working Capital Shares held by it, he or she until after the completion of a Business Combination (the “Private Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Units (including the underlying Private Placement Shares and Private Placement Rights) that are held by the Initial Stockholders or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to Company’s officers or directors, any affiliate or family member of any of Company’s officers or directors, any affiliate of Company’s Sponsors or to any member of the Sponsors or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares and rights were originally purchased; (f) by virtue of the laws of the jurisdiction where each of Company’s Sponsors is incorporated or such Sponsor’s organizational documents upon dissolution of either of both of Company’s Sponsors, (g) in the event of Company’s liquidation prior to Company’s consummation of its initial business combination; or (h) in the event that, subsequent to Company’s consummation of an initial business combination, the Company completes a liquidation, merger, capital stock exchange or other similar transaction which results in all of Company’s stockholders having the right to exchange their common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained herein.

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8. Each of the Insiders represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each of the Insiders represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding. The Company represents and warrants that, to its knowledge, (i) none of the Insiders has been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked, (ii) each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such advisor’s background and each advisor’s questionnaire furnished to the Company is true and accurate in all respects, (iii) none of the Insiders is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and (iii) none of the Insiders has been convicted of, or pleaded guilty to, any crime (x) involving fraud, (y) relating to any financial transaction or handling of funds of another person, or (z) pertaining to any dealings in any securities and none of its advisors is currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus and cash or other compensation to the Company’s officers or advisors to be engaged subsequent to the consummation of the Public Offering (which will be disclosed in the Company’s other filings with the Securities and Exchange Commission), neither the Sponsors nor any individual who is an officer, director or advisor of the Company as of the date hereof nor any affiliate thereof shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $500,000 made to the Company by Sponsor A in connection the preparation of the Public Offering; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by any of the Sponsors and/or their affiliates or designees to finance transaction costs in connection with an intended initial Business Combination or to extend the time that the Company need to complete an initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per Unit at the option of the lender (the “Working Capital Units”). Such Units would be identical to the Private Units.

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10. Each of the Insiders has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 2,875,000 shares of the Company’s Common Stock, held by the Initial Stockholders (up to 375,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters); (iii) “Initial Stockholders” shall mean the Sponsors, the Insiders, and/or their designees who hold Founder Shares; (iv) “Private Units” shall mean 272,500 Units, including 272,500 shares of Common Stock (the “Private Shares”) and 272,500 Rights (the “Private Rights”) that the Sponsors have agreed to purchase in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Units shall be deposited; (vii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

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14. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be binding on each of the Insiders and his, her or its respective successors, heirs and assigns and permitted transferees.

15. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2026; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

EAST WEST AVE ACQUISITION CORP.

By:
Name:	Maoli Huang
Title:	Chairwoman and CEO

[Signature Page to the Insider Letter Agreement-Company]

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EAST WEST AVE LLC		NFR Capital Limited

By:
Name:	Maoli Huang	Name:
Title:	Manager	Title:

Maoli Huang		Thomas Kerkaert
(CEO and Chairwoman)		(CFO)

Masahiro Honna		Samir Parikh
(Independent Director)		(Independent Director)

Irfan Verjee
(Independent Director)

[Signature Page to the Insider Letter Agreement– Sponsors and Insiders]

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